Exhibit 21.1
                                                                   (Page 1 of 5)

                 CONSOLIDATED SUBSIDIARIES OF TEREX CORPORATION


      Name of Subsidiary                        Jurisdiction of Incorporation
      ------------------                        -----------------------------

The American Crane Corporation                         North Carolina
Amida Industries, Inc.                                 South Carolina
Atlas Terex GmbH                                              Germany
Atlas Terex UK Limited                                 United Kingdom
Atlas Weyhausen Norge A/S                                      Norway
Atlasquip Ltee.                                                Canada
BCP Construction Products, Inc.                              Delaware
Benford America, Inc.                                        Delaware
Benford Limited                                        United Kingdom
BHS Baumaschinen Handels-und Service GmbH                     Germany
BL - Pegson Limited                                    United Kingdom
BL - Pegson USA, Inc.                                     Connecticut
Brown Lenox & Co. Limited                              United Kingdom
Bucyrus Construction Products, Inc.                          Delaware
C.P.V. (UK) Ltd.                                       United Kingdom
C.P.V. Refurbishing Ltd.                                      Ireland
Cedarapids, Inc.                                                 Iowa
Cliffmere Limited                                      United Kingdom
CMI Belgium NV                                                Belgium
CMI Dakota Company                                       South Dakota
CMI OIL Corporation                                          Oklahoma
CMI Terex Corporation                                        Oklahoma
CMI-Cifali Equipamentos, Ltda.                                 Brazil
CMP Limited                                            United Kingdom
Coleman Engineering, Inc.                                   Tennessee
Combatel Distribution, Inc.                                  Delaware
Comet Coalification Limited                            United Kingdom
Commercial Body Corporation                                  Delaware
Container Design Ltd.                                         Ireland
Container Engineering Ireland Limited                         Ireland
Containers & Pressure Vessels Limited                         Ireland
Crookhall Coal Company Limited                         United Kingdom
Demag Mobile Cranes AB/AB Grundstenen 95480                    Sweden
Demag Mobile Cranes Gepgyarto Kft.                            Hungary
Demag Mobile Cranes GmbH & Co.                                Germany
Demag Mobile Cranes Ltd.                               United Kingdom
Demag Mobile Cranes Spain, S.A.                                 Spain
Demag Mobile Cranes Verwaltungsgesellschaft mbH               Germany
Demag Mobile Cranes, Inc.                                    Delaware
Dematic Japan Co., Ltd                                          Japan
Drion Constructie B.V. B.A.                                   Belgium
EarthKing Performance & Safety Solutions, Inc.               Delaware
EarthKing, Inc.                                              Delaware
Econstructionparts, LLC                                      Delaware
Energy and Mineral Processing Limited                        Scotland
Fairfield Insurance Limited                                N. Ireland
Fermec Holding Ltd.                                    United Kingdom



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                                                                    Exhibit 21.1
                                                                   (Page 2 of 5)

Fermec International Ltd.                              United Kingdom
Fermec Manufacturing Ltd.                              United Kingdom
Fermec North America Ltd.                              United Kingdom
Fermec S.A.                                                    France
Fermec Trustees Ltd.                                   United Kingdom
Finlay (Site Handlers) Limited                             N. Ireland
Finlay Block Machinery Limited                             N. Ireland
Finlay Hydrascreen USA, Inc.                                 Michigan
Finlay Hydrascreens (Omagh) Limited                        N. Ireland
Finlay Plant (UK) Ltd.                                 United Kingdom
Foray 827 Limited                                      United Kingdom
Fuchs Terex, Inc.                                            Delaware
Fuchs-Bagger GmbH & Co. KG                                    Germany
Fuchs-Bagger Verwaltungs GmbH                                 Germany
Fyne Limited                                           United Kingdom
Fyne Machineries Limited                               United Kingdom
Gatewood Engineers Limited                             United Kingdom
Genie Access Services International Limited            United Kingdom
Genie Access Services, Inc.                                Washington
Genie Australia Wholesale Pty. Ltd.                         Australia
Genie Australia, Pty. Ltd.                                  Australia
Genie Brasil LTDA                                              Brazil
Genie Cayman Holdings                                  Cayman Islands
Genie China, Inc.                                          Washington
Genie Financial Services Europe Ltd.                   United Kingdom
Genie Financial Solutions , Inc.                           Washington
Genie France S.A.R.L.                                          France
Genie Germany GmbH                                            Germany
Genie Holdings, Inc.                                       Washington
Genie Industries Iberica, S.L.                                  Spain
Genie Industries, B.V.                                    Netherlands
Genie Industries, Inc.                                     Washington
Genie International Holdings, Ltd.                     United Kingdom
Genie International, Inc.                                  Washington
Genie Korea Ltd.                                                Korea
Genie Lease Management LLC                                   Delaware
Genie Manufacturing, Inc.                                  Washington
Genie Portfolio Management LLC                               Delaware
Genie UK Limited                                       United Kingdom
Gen-National Insurance Co. Ltd.                               Bermuda
GFS Commercial LLC                                         Washington
GFS National, Inc.                                         Washington
GFS UK Limited                                         United Kingdom
Go Credit Corporation                                      Washington
Gru Comedil S.r.l.                                              Italy
HFM Hohenloher Fahrzeuge-und Maschinenteile GmbH              Germany
I.T. Rapid Solutions, LLC                                    Delaware
IMACO Blackwood Hodge Group Limited                    United Kingdom
IMACO Blackwood Hodge Limited                          United Kingdom
IMACO Trading Limited                                  United Kingdom
Industrial Conveyor's Sdn Bhd                                Malaysia
International Machinery Company Limited                United Kingdom
J.C. Abbott & Co. Ltd.                                 United Kingdom
Jaques (Singapore) Pte Ltd                                  Singapore



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                                                                    Exhibit 21.1
                                                                   (Page 3 of 5)

Jaques (Thailand) Limited                                    Thailand
Jaques International Holdings Pty. Ltd.                     Australia
Jaques International Limited                                Hong Kong
Jaques International Sdn Bhd                                 Malaysia
John Finlay (Engineering) Limited                          N. Ireland
Karl Schaeff GmbH & Co.                                       Germany
Keir & Cawder (Engineering) Limited                          Scotland
Koehring Cranes, Inc.                                        Delaware
Kueken (UK) Ltd.                                       United Kingdom
Lease Servicing & Funding Corp.                            Washington
Matbro (N.I.) Limited                                      N. Ireland
Metra Metaalwerken BVBA                                       Belgium
Moffett Iberica S.A.                                            Spain
New Terex Holdings UK Limited                          United Kingdom
NGW Supplies Limited                                   United Kingdom
Nihon Genie K.K.                                                Japan
Nippon Schaeff K.K.                                             Japan
O & K Orenstein & Koppel (South Africa) Pty. Ltd.        South Africa
O & K Orenstein & Koppel Inc.                                  Canada
O & K Orenstein & Koppel Limited                       United Kingdom
O & K Orenstein & Koppel, Inc.                               Delaware
Orenstein & Koppel Australia Pty Ltd.                       Australia
P.P.M. S.A.S.                                                  France
Payhauler Corp.                                              Illinois
Pegson Group Limited                                   United Kingdom
Potratz  - Terex  GmbH                                        Germany
Potratz Baumaschinen GmbH & Co.                               Germany
Powerscreen (G.B.) Limited                             United Kingdom
Powerscreen Holdings USA Inc.                                Delaware
Powerscreen International (Canada) ULC                         Canada
Powerscreen International (UK) Limited                 United Kingdom
Powerscreen International Distribution Limited             N. Ireland
Powerscreen International Limited                      United Kingdom
Powerscreen International LLC                                Delaware
Powerscreen Limited                                           Ireland
Powerscreen Manufacturing Limited                          N. Ireland
Powerscreen North America Inc.                               Delaware
Powerscreen USA LLC                                          Kentucky
Powerscreen USC Inc.                                         Delaware
Powersizer Limited                                     United Kingdom
PPM Cranes, Inc.                                             Delaware
PPM Deutschland GmbH Terex Cranes                             Germany
Precision Powertrain (UK) Limited                      United Kingdom
Product Support, Inc.                                        Oklahoma
Progressive Components, Inc.                                 Illinois
R&R Limited                                            United Kingdom
Rhaeader Colliery Co. Limited                          United Kingdom
Royer Industries, Inc.                                   Pennsylvania
Schaeff  - Terex Beteiligungs-GmbH                            Germany
Schaeff & Co. UK                                       United Kingdom
Schaeff Ersatzeile-Service GmbH & Co. KG                      Germany
Schaeff Ersatzteile Service Beteilgungs GmbH                  Germany
Schaeff France SARL                                            France
Schaeff Gesellschaft fur Auslandsbeteiligungen GmbH           Germany
Schaeff Grundbesitz GmbH & Co. Gbr                            Germany



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                                                                    Exhibit 21.1
                                                                   (Page 4 of 5)

Schaeff Holding GmbH & Co. KG                                 Germany
Schaeff Holding Verwaltungs GmbH                              Germany
Schaeff Komponenten Beteiligungs GmbH                         Germany
Schaeff Komponenten GmbH & Co. KG                             Germany
Schaeff Limited                                        United Kingdom
Schaeff Machinery (Shanghai) Co., Ltd.                          China
Schaeff of North America, Inc.                               Delaware
Schaeff Service Limited                                United Kingdom
Schaeff, Incorporated                                            Iowa
Sempurna Enterprise (Malaysia) Sdn Bhd                       Malaysia
Simplicity Material Handling                                   Canada
Sim-Tech Management Limited                                 Hong Kong
Spinnaker Insurance Company                                   Vermont
Standard Havens Products, Inc.                               Delaware
Standard Havens, Inc.                                        Delaware
Sure Equipment (Sales) Limited                         United Kingdom
Sure Equipment (Scotland) Limited                      United Kingdom
Sure Equipment (Southern) Limited                      United Kingdom
Sure Equipment Group Limited                           United Kingdom
Telelect Canada, Ltd.                                          Canada
Telelect Southeast Distribution, Inc.                       Tennessee
Terex Advance Mixer, Inc.                                    Delaware
Terex Aerials Limited                                         Ireland
Terex Aerials, Inc.                                         Wisconsin
Terex Australia Pty. Ltd.                                   Australia
Terex Aviation Ground Equipment, Inc.                        Delaware
Terex Bartell, Inc.                                          Delaware
Terex Bartell, Ltd.                                            Canada
Terex Cranes (Australia) Pty. Ltd.                          Australia
Terex Cranes (UK) Ltd.                                 United Kingdom
Terex Cranes, Inc.                                           Delaware
Terex Demag S.A.S.                                             France
Terex Equipment & Machinery Espana S.L.U.                       Spain
Terex Equipment Limited                                United Kingdom
Terex European Holdings B.V.                          The Netherlands
Terex Financial Services, Inc.                               Delaware
Terex Germany GmbH & Co. K.G.                                 Germany
Terex International Financial Services Company             N. Ireland
Terex Italia S.r.l.                                             Italy
Terex Lifting Australia Pty. Ltd.                           Australia
Terex Lifting U.K. Limited                             United Kingdom
Terex Mining (Botswana) (Pty) Ltd.                           Botswana
Terex Mining Australia Pty. Ltd.                            Australia
Terex Mining Equipment, Inc.                                 Delaware
Terex Netherlands Holdings B.V.                       The Netherlands
Terex of Western Michigan, Inc.                              Michigan
Terex Peiner GmbH                                             Germany
Terex Real Property, Inc.                                Pennsylvania
Terex UK Limited                                       United Kingdom
Terex Utilities, Inc.                                        Delaware
Terex Verwaltungs GmbH                                        Germany
Terex West Coast, Inc.                                   South Dakota
TerexLift S.r.l.                                                Italy
Terex-RO Corporation                                           Kansas
Terex-Telelect, Inc.                                         Delaware
Tower Cranes, Inc.                                           New York
Unit Rig (Canada) Ltd.                                       Delaware



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                                                                    Exhibit 21.1
                                                                   (Page 5 of 5)

Unit Rig (South Africa) Pty. Ltd.                        South Africa
Utility Equipment, Inc.                                        Oregon
Webster Schaeff & Co.                                  United Kingdom